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                                   EXHIBIT 21

                                  SUBSIDIARY OF
                             EMERALD FINANCIAL CORP.


The Strongsville Savings Bank
14092 Pearl Road
Strongsville, Ohio  44136

Federal ID number 34-0875093

Incorporated in Ohio

Registrant owns 100% of outstanding stockholders' equity